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                                                                    EXHIBIT 10.9

                     MASTER REPURCHASE AGREEMENT GOVERNING
                     PURCHASES AND SALES OF MORTGAGE LOANS

                                                    Dated as of October 15, 1997

Between:

NOMURA ASSET CAPITAL CORPORATION, as Buyer

            and

CMG FUNDING CORP., as Seller


1.      APPLICABILITY

        From time to time the parties hereto may enter into transactions in which CMG Funding Corp. ("Seller") agrees to transfer to Nomura Asset Capital Corporation ("Buyer") Mortgage Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans at a date certain not later than thirty days after the date of transfer or on demand, as specified in the Confirmation, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and shall be governed by this Agreement and the related Confirmation, unless otherwise agreed in writing.

2.      DEFINITIONS

        "Act of Insolvency" means, with respect to any party, and its Affiliates, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another; (ii) seeking the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either, (iii) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so;
        (iv) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors, (v) the admission in writing by such party or an Affiliate of such party's or such Affiliate's inability to pay its debts or discharge its obligations as they become due or mature; or (vi) any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or


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        of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates.

        "Additional Loans" means Mortgage Loans or cash provided by Seller to Buyer or its designee pursuant to Section 4(a).

        "Affiliate" means an affiliate of a party as such term is defined in the United States Bankruptcy Code in effect from time to time.

        "Agreement" means this Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, as amended from time to time.

        "Assignment of Takeout" means a collateral assignment of a Takeout Commitment executed by the Seller for the benefit of the Buyer in the form of Exhibit VI.

        "B/C Mortgage Loan" means a residential mortgage loan which conforms to the representations and warranties set forth in Exhibit V.

        "Business Day" means a day other than (i) a Saturday or Sunday, or (ii) a day in which the New York Stock Exchange or Federal Reserve is authorized or obligated by law or executive order to be closed.

        "Buyer" has the meaning specified in Section 1.

        "Collateral" has the meaning specified in Section 6.

        "Collateral Amount" means, with respect to any Transaction, the amount obtained by application of the Collateral Amount Percentage to the Market Value of the Purchased Mortgage Loans for such Transaction.

        "Collateral Amount Percentage" means 98%.

        "Collateral Deficit" has the meaning specified in Section 4(a).

        "Committed Amount" has the meaning specified in Section 3(e).

        "Commitment Fee" has the meaning specified in Section 3(e).

        "Confirmation" has the meaning specified in Section 3(a).

        "Custodial Agreement" means that custodial agreement, dated as of the date hereof by and among, Buyer, Seller and Custodian.

        "Custodial Delivery" means the form executed by the Seller in order to deliver the


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        Mortgage File to Buyer or its designee (including the Custodian)
        pursuant to Section 7(c), a form of which is attached hereto as Exhibit II.

        "Custodian" means LaSalle National Bank, as custodian under the Custodial Agreement.

        "Defaulted Mortgage Loan" means a mortgage loan that is in foreclosure or bankruptcy, and which otherwise conforms to the representations and warranties set forth in Exhibit V.

        "Event of Default" has the meaning specified in Section 13.

        "Hospital Loans" means a mortgage loan with respect to which one or more of the documents constituting the Mortgage File, other than the documents required by Sections 7(c)(i), 7(c)(v) and 7(c)(xiii) relating to such Mortgage Loan, may be missing or defective, and which otherwise conforms to the representations and warranties set forth in Exhibit V.

        "HUD" means the United States Department of Housing and Urban
        Development.

        "Income" means, with respect to any Mortgage Loan at any time, any principal thereof then payable and all interest or other distributions payable thereon less any related servicing fee(s) charged by the Servicer.

        "Maximum Purchased Amount" has the meaning specified in Section 3.

        "Market Value" means as of any date with respect to any Mortgage Loans, the price at which such Mortgage Loans could readily be sold as reasonably determined in good faith by Nomura; provided, however, that in making such determination, Nomura may, in its sole discretion, not take into account (i) any B/C Mortgage Loan which becomes sixty (60) or more days delinquent for which all delinquent payments shall not have been advanced by the related Servicer, and which has not become subject to a Transaction hereunder as a Non-Securitizable Mortgage Loan pursuant to Section 3(g), below, or (ii) any Mortgage Loan with respect to which there is a breach of a representation, warranty or covenant made by Seller in this Agreement or the Custodial Agreement that materially adversely affects Buyer's interest in such Mortgage Loan and which breach has not been cured.

        "Mortgage" means a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first lien on or first priority ownership interest in an estate in fee simple in real property and the improvements thereon, securing a mortgage note or similar evidence of indebtedness.

        "Mortgage File" means the documents specified as the "Mortgage File" in
        Section 7(c), together with any additional documents and information required to be delivered to Buyer


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        or its designee (including the Custodian) pursuant to this Agreement.

        "Mortgage Loan" means non-securitized whole loans, namely: (i) B/C Mortgage Loans; (ii) Non-Securitizable Mortgage Loans; and (iii) such other types of non-securitized whole loans as may be agreed upon by the parties hereto from time to time.

        "Mortgage Loan Schedule" means a schedule of Mortgage Loans attached to each Trust Receipt, Confirmation and Custodial Delivery which includes the information set forth in Exhibit II.

        "Mortgage Note" means a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage.

        "Mortgaged Property" means the real property securing repayment of the debt evidenced by a Mortgage Note.

        "Mortgagee" means the record holder of a Mortgage Note secured by a Mortgage.

        "Mortgagor" means the obligor on a Mortgage Note and the grantor of the related Mortgage.

        "Nomura" means Nomura Asset Capital Corporation, a corporation organized under the laws of the State of Delaware.

        "Non-Performing Mortgage Loan" means a mortgage loan on which the principal of and/or interest is past due and unpaid for sixty (60) days or more, and which otherwise conforms to the representations and warranties set forth in Exhibit V.

        "Non-Securitizable Mortgage Loan" means B/C Mortgage Loans which are:
        (i) Non-Performing Mortgage Loans; (ii) Defaulted Mortgage Loans; and
        (iii) Hospital Loans.

        "Periodic Payment" has the meaning specified in Section 5(b).

        "Price Differential" means, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).

        "Pricing Rate" means: (i) with respect to B/C Mortgage Loans, 30 day LIBOR plus 110 basis points, and (ii) with respect to Non-Securitizable Mortgage Loans, 30 day LIBOR plus 325 basis points. 30 day LIBOR shall be the rate set forth as such on page 12 of


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        telerate at 10:00 a.m. (New York time) two Business Days prior to each
        Purchase Date.

        "Prime Rate" means the rate of interest published by The Wall Street Journal, northeast edition, as the "prime rate".

        "Purchase Date" means the date on which Purchased Mortgage Loans are transferred by Seller to the Buyer or its designee (including the Custodian) as specified in the Confirmation.

        "Purchase Price" means on each Purchase Date, the price at which Purchased Mortgage Loans are transferred by Seller to Buyer or its designee (including the Custodian); provided however, that the Purchase Price of any Mortgage Loan previously sold to the Seller by Nomura in transactions unrelated to Transactions under this Agreement shall not exceed 103% of the outstanding principal balance of such Mortgage Loan, and the Purchase Price of any other Mortgage Loan shall not exceed 102% of the outstanding principal balance of such Mortgage Loan.

        "Purchased Mortgage Loans" means the Mortgage Loans sold by Seller to Buyer in a Transaction, any Additional Loans and any Substituted Mortgage Loans.

        "Replacement Assets" has the meaning specified in Section 14(b).

        "Repurchase Date" means the date on which Seller is to repurchase the Purchased Mortgage Loans from Buyer, including any date determined by application of the provisions of Sections 3 or 14, as specified in the Confirmation.

        "Repurchase Price" means the price at which Purchased Mortgage Loans are to be transferred from Buyer or its designee (including the Custodian) to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination decreased by all cash, Income and Periodic Payments actually received by Buyer pursuant to Sections 4(a), 5(a) and 5(b), respectively.

        "Seller" means CMG Funding Corp., a corporation organized under the laws of the State of Delaware.

        "Servicer" has the meaning specified in Section 25.

        "Seller Release" means, if there is no Warehouse Lender with respect to a Mortgage Loan, a letter from the Seller to Buyer, substantially in the form of an exhibit to the Custodial Agreement, confirming such fact and releasing any and all right, title and interest of the Seller in such Mortgage Loan.


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        "Servicing Agreement" has the meaning specified in Section 25.

        "Servicing Records" has the meaning specified in Section 25.

        "Substituted Mortgage Loans" means any Mortgage Loans substituted for Purchased Mortgage Loans in accordance with Section 9 hereof.

        "Takeout Commitment" means an agreement by an investor or financial institution to purchase Mortgage Loans on a forward delivery basis.

        "Takeout Investor" means the investor or financial institution which agrees to purchase Mortgage Loans pursuant to a Takeout Commitment.

        "Termination Date" has the meaning specified in Section 19.

        "Transaction" has the meaning specified in Section 1.

        "Trust Receipt" means a trust receipt issued by Custodian to Buyer confirming the Custodian's possession of certain mortgage loan files which are the property of and held by Custodian for the benefit of the Buyer.

        "Underwriting Guidelines" means the underwriting guidelines of the Seller, dated August 15, 1997, as may be amended from time to time with the approval of Buyer, or such other guidelines as approved by Buyer.

        "Warehouse Lender" means any lender providing financing to the Seller for the purpose of originating Mortgage Loans and having a security interest in or lien on the Mortgage Loans as collateral for the obligations of the Seller to such lender with respect to the financing.

        "Warehouse Lender Release" means a letter from each Warehouse Lender, or the collateral or credit agent on behalf of each Warehouse Lender, as applicable, having a security interest in or lien on a Mortgage Loan, substantially in the form of an exhibit to the Custodial Agreement, addressed to Buyer, releasing any and all right, title and interest of the Warehouse Lender in such Mortgage Loan.

3.      INITIATION; CONFIRMATION; TERMINATION

        (a) An agreement to enter into a Transaction may be entered into orally or in writing at the initiation of either Buyer or Seller; provided, however, that Buyer shall have no obligation to enter into any Transaction hereunder, except as provided in subsection (e), below. If the parties agree to enter into a Transaction at either Buyer's or Seller's initiation, then in any event, Buyer shall confirm the terms of each Transaction by issuing a written confirmation to the Seller promptly after the parties enter into such Transaction


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        containing the terms set forth on Exhibit I attached hereto (a
        "Confirmation"). Such Confirmation shall describe the Purchased Mortgage Loans, identify Buyer and Seller and set forth (i) the Purchase Date,
        (ii) the Purchase Price, (iii) the Repurchase Date, (iv) the Pricing Rate applicable to the Transaction, and (v) may contain additional terms or conditions not inconsistent with this Agreement. After receipt of the Confirmation, the Seller shall, subject to the provisions of subsection
        (c) below, sign the Confirmation and promptly return it to Buyer.

        (b) Any Confirmation by Buyer shall be deemed to have been received by Seller on the date actually received by Seller.

        (c) Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby unless objected to in writing by the Seller no more than one (1) Business Day after the date the Confirmation was received by the Seller or unless a corrected Confirmation is sent by Buyer. An objection sent by the Seller must state specifically that the writing is an objection, must specify the provision(s) being objected to by the Seller, must set forth such provision(s) in the manner that the Seller believes they should be stated, and must be received by Buyer no more than one (1) Business Day after the Confirmation was received by the Seller.

        (d) On the Repurchase Date, Buyer will terminate the Transaction and will effect by transfer to Seller or its designee of the Purchased Mortgage Loans (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5) against the simultaneous transfer of the Repurchase Price to an account of Buyer. Seller is obligated to obtain the Mortgage Files from Buyer or its designee (including the Custodian) at Seller's expense on the Repurchase Date.

        (e) In consideration of a fee paid by Seller to Buyer in the amount equal to 20 basis points multiplied by the Committed Amount (the "Commitment Fee"), Buyer shall, for the term of this Agreement, commit to purchase Mortgage Loans from the Seller so long as: (i) the aggregate Purchase Price for Non-Securitizable Mortgage Loans purchased by Buyer at any time under this Agreement does not exceed 10% of the aggregate Purchase Price for all Mortgage Loans purchased by Buyer at any time under this Agreement; (ii) the aggregate Purchase Price for all Mortgage Loans purchased by Buyer at any time under this Agreement (the "Maximum Purchased Amount") does not exceed $ 100,000,000 (the "Committed Amount"); (iii) the Mortgage Loans comply with the representations and warranties set forth herein; (iv) no Event of Default has occurred or is continuing; and (v) Seller gives Buyer two Business Day notice prior to entering a Transaction. Buyer may purchase, in its sole discretion, additional Mortgage Loans which causes the Maximum Purchased Amount to exceed the Committed Amount.

        (f) At the end of each three-month period (commencing on the date three months after


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        the date of this Agreement). Seller shall pay to Buyer a non-utilization fee in an amount equal to one-quarter of 25 basis points multiplied by the positive difference, if any, between the Committed Amount and the average daily balance of the aggregate Purchase Price of all Purchased Mortgage Loans purchased by Buyer hereunder for such three month period.

        (g) Any Mortgage Loan purchased by the Buyer hereunder as a B/C Mortgage Loan that becomes sixty (60) or more days delinquent subsequent to the Purchase Date of the related Transaction hereunder, shall be subject to such Transaction as a Non-Performing Mortgage Loan, provided, however, that the aggregate Purchase Price for all Non-Securitizable Mortgage Loans purchased by Buyer at any time under this Agreement shall not exceed IO% of the aggregate Purchase Price for all Purchased Mortgage Loans.

4.      COLLATERAL AMOUNT MAINTENANCE

        (a) If at any time the Repurchase Price of Purchased Mortgage Loans subject to a Transaction is greater than the Collateral Amount for such Transaction (a "Collateral Deficit"), then Buyer may by notice to Seller require Seller, to transfer to Buyer or its designee (including the Custodian) (at the Buyer's option) Mortgage Loans or cash ("Additional Loans"), so that the Repurchase Price shall be no greater than the Collateral Amount.

        (b) Notice required pursuant to subsection (a) above may be given by any means of telecopier or telegraphic transmission. A notice for the payment or delivery in respect of a Collateral Deficit received before 10:00 a.m. (New York time) on a Business Day must be met not later than 4:00 p.m. (New York time) on the Business Day on which the notice was given. Any notice given on a Business Day after 10:00 a.m. (New York time) shall be met not later than twenty-four hours following such notice, unless such day is not a Business Day, in which case such notice shall be met no later than 10:00 a.m. (New York time) on the next Business Day. The failure of Buyer, on any one or more occasions, to exercise its rights under subsection (a) of this Section shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of the Buyer to do so at a later date. Buyer agrees that a failure or delay to exercise its rights under subsection
        (a) of this Section shall not limit its rights under this Agreement or otherwise existing by law or in any way create additional rights for the Seller.

5.      INCOME PAYMENTS

        (a) Where a particular Transaction's term extends over an Income payment date on the Purchased Mortgage Loans subject to that Transaction such Income shall be the property of Buyer. Notwithstanding the foregoing, Buyer agrees that (i) if a Servicer is in place for the Purchased Mortgage Loans, Servicer shall continue to remit Income to Seller, or
        (ii) if Seller is the servicer of the Purchased Mortgage Loans, Seller is permitted


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        to retain the Income, until and unless Buyer directs Servicer or Seller, as the case may be, to hold such Income in a segregated account for and on behalf of Buyer and/or to remit such Income directly to Buyer.

        (b) Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Mortgage Loans, Seller shall pay to Buyer the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer) (each such payment, a "Periodic Payment") on the first Business Day of each month.

        (c) Buyer shall offset against the Repurchase Price of each such Transaction all Income and Periodic Payments actually received by Buyer pursuant to Sections 5(a) and (b), respectively.

6.      SECURITY INTEREST

        The Buyer and the Seller intend that the Transactions hereunder be sales to the Buyer of the Purchased Mortgage Loans and not loans from the Buyer to the Seller secured by the Purchased Mortgage Loans. However, in order to preserve the Buyer's rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as loans and as security for the performance by Seller of all of Seller's obligations to Buyer under this Agreement and the Transactions entered into pursuant to this Agreement, Seller grants Buyer a first priority security interest in the Purchased Mortgage Loans, Servicing Agreements, Servicing Records, insurance relating to the Mortgage Loans, Income, custodial accounts and escrow accounts relating to the Mortgage Loans and any other contract rights (including the right to receive principal and interest payments with respect to the Mortgage Loans and the right to enforce such payments), general intangibles and other assets relating to the Mortgage Loans or any interest in the Mortgage Loans, the servicing of the Mortgage Loans (including and the right to contract for servicing), securities backed by or representing an interest in such Mortgage Loans, Takeout Commitments and any other property of Seller held from time to time by Buyer or its Affiliates (collectively, the "Collateral").

7.      PAYMENT, TRANSFER AND CUSTODY

        (a) Unless otherwise mutually agreed in writing, all transfers of funds hereunder shall be in immediately available funds.

        (b) On the Purchase Date for each Transaction, ownership of the Purchased Mortgage Loans shall be transferred to the Buyer or its designee (including the Custodian) against the simultaneous transfer of the Purchase Price to an account of Seller specified in the Confirmation. Seller, simultaneously with the delivery to the Buyer or its designee (including the Custodian) of the Purchased Mortgage Loans relating to each Transaction


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        hereby sells, transfers, conveys and assigns to Buyer or its designee including the Custodian) without recourse, but subject to the terms of this Agreement, all the right, title and interest of Seller in and to the Purchased Mortgage Loans together with all right, title and interest in and to the proceeds of any related insurance policies. Upon transfer of the Mortgage Loans to Buyer as set forth in Paragraph 3(a) of this Agreement and until termination of any Transactions as set forth in this Agreement, record title in the name of Seller to each Mortgage Loan shall be retained by Seller in trust, for the benefit of Buyer, for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans by Seller in accordance with Section 25 hereof.

        (c) In connection with such sale, transfer, conveyance and assignment, on or prior to each Purchase Date, the Seller shall deliver or cause to be delivered and released to Buyer or its designee (including the Custodian), prior to Buyer's purchase therefor, the following original documents (the "Mortgage File"), pertaining to each of the Purchased Mortgage Loans identified in the Custodial Delivery delivered therewith:

                (i) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _________, without recourse" and signed in the name of the Seller by an authorized officer (in the event that the Mortgage Loan was acquired in a merger, the signature must be in the following form: "[owner], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[owner], formerly known as [previous name]";

                (ii) the original of any guarantee executed in connection with the Mortgage Note (if any);

                (iii) the original Mortgage with evidence of recording thereon or copies certified by Seller to have been sent for recording;

                (iv) the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon or copies certified by Seller to have been sent for recording;

                (v) the original Assignment of Mortgage in blank for each Mortgage Loan, in form and substance acceptable for recording and signed in the name of the Seller; in the event that the Mortgage Loan was acquired in a merger, the signature must be in the following form: "[owner], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[owner], formerly known as [previous name]";

                (vi) the originals of all intervening assignments of mortgage that complete the


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                chain of ownership from the original owner to the Seller, with evidence of recording thereon or copies certified by Seller to have been sent for recording;

                (vii) the original fire and casualty insurance policy covering the mortgaged property which is an amount at least equal to the outstanding principal balance of the Mortgage Loan, as well as the original insurance against flood hazards if the Mortgaged Property is an area identified by the Federal Emergency Management Agency as having special flood hazards;

                (viii) with respect to any Mortgage Loan that has been outstanding for five (5) years or less, an appraisal of the related mortgaged property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the originator of the Mortgage Loan;

                (ix) a copy of the UCC-1 Financing Statement, certified as true and correct by the Seller or recording agent, stating Seller as Secured Party, together with an assignment of UCC-1 executed by Seller with the secured party in blank, but if the UCC-1 does not name "Seller" as the secured party, the Mortgage File shall contain all intervening assignments that complete the chain of assignment from the original secured party to the Seller, and, if provided, a UCC-3 Continuation Statement;

                (x) the original PMI Policy or certificate, if any;

                (xi) attorney's opinion of title and abstract of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, the preliminary title report, binder or commitment to insure;

                (xii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

                (xiii) either a Seller Release or a Warehouse Lender Release from any Warehouse Lender having a security interest in a Mortgage Loan, as appropriate; and

                (xiv) any other item which may constitute part of the Mortgage File.

        (d) With respect to Hospital Loans, on or prior to each Purchase Date, the Seller shall deliver or cause to be delivered and released to Buyer or its designee (including the Custodian), prior to Buyer's purchase therefor, at a minimum, the documents listed in Sections 7(c) (i), 7(c)(v) and 7(c)(xiii), above.

        (e) Prior to the first Transaction, Seller shall deliver to Buyer the following which shall


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        be held in escrow by the Buyer until the termination of this Agreement or the occurrence of an Event of Default:

                (i) a fully executed power of attorney substantially in the form of Exhibit III attached hereto irrevocably appointing Buyer its attorney-in-fact with full power to complete and record the assignment of Mortgage, complete the endorsement of the Mortgage Note and take such other steps as may be necessary or desirable to enforce Buyer's rights against such Mortgage Loans, the related Mortgage Files and the Servicing Records;

                (ii) a fully executed irrevocable letters of instructions to Servicers or Master Servicers, substantially in the form of
                Exhibit IV attached hereto, directing such Servicers or Master Servicer to make all payments of Income directly to Buyer; and

                (iii) a fully executed Assignment of Takeout, substantially in the form of Exhibit VI attached hereto, directing such Takeout Investor (i) to accept delivery of the Mortgage Loans subject thereto from Buyer and (ii) to pay Buyer the purchase price for the Mortgage Loans set forth in the Takeout Commitment.

        (e) Buyer may deposit the Mortgage Files representing the Purchased Mortgage Loans, or direct that the Mortgage Files be deposited directly, with a designee acting in the capacity of bailee for the Buyer. If the Mortgage Files are delivered to Buyer or its designee, Buyer or its designee shall during the term of this Agreement exercise reasonable and prudent care in the maintenance thereof. If the Mortgage Loan documents are delivered to Custodian, the Mortgage Files shall be maintained in accordance with the Custodial Agreement. The Seller understands and agrees that the Custodian shall have no responsibility to the Seller, including without limitation any responsibility to keep the Seller informed of any changes in the status of such Mortgage Files or in the Buyer's instructions with respect thereto, except as explicitly set forth in the Custodial Agreement.

        (f) Any Mortgage Files not delivered to Buyer or its designee (including the Custodian) are and shall be held in trust by the Seller or its designee for the benefit of the Buyer as the owner thereof. The Seller or its designee shall maintain a copy of the Mortgage File and the originals of the Mortgage File not delivered to Buyer or its designee (including the Custodian). The possession of the Mortgage File by the Seller or its designee is at the will of the Buyer for the sole purpose of servicing the related Purchased Mortgage Loan, and such retention and possession by the Seller or its designee is in a custodial capacity only. Each Mortgage File retained or held by the Seller or its designee shall be segregated on the Seller's books and records from the other assets of the Seller or its designee and the books and records of the Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Mortgage Loan to the

        Buyer. The Seller or its designee shall release its custody of the Mortgage File only in accordance with written instructions from the Buyer, unless such release is required as incidental to the servicing of the Purchased Mortgage Loans or is in connection with a repurchase of any Purchased Mortgage Loan by Seller.

8.      HYPOTHECATION OR PLEDGE OF PURCHASED MORTGAGE LOANS

        Title to all Purchased Mortgage Loans shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Mortgage Loans. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Mortgage Loans or otherwise pledging, repledging, hypothecating, or rehypothecating the Purchased Mortgage Loans, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Mortgage Loans to Seller pursuant to
        Section 3. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Mortgage Loans delivered to Buyer by Seller.

9.      SUBSTITUTION

        (a) Subject to Section 9(b), Seller may, upon one (1) Business Day's written notice to Buyer, with a copy to Custodian, substitute other Mortgage Loans for any Purchased Mortgage Loans. Such substitution shall be made by transfer to Buyer or its designee (including the Custodian) of the Mortgage File of such other Mortgage Loans together with a Custodial Delivery and transfer to Seller or its designee of the Purchased Mortgage Loans requested for release. After substitution, the substituted Mortgage Loans, shall be deemed to be Purchased Mortgage Loans.

        (b) Notwithstanding anything to the contrary in this Agreement, Seller may not substitute other Mortgage Loans for any Purchased Mortgage Loans if (i) after taking into account such substitution, a Collateral Deficit were to occur, or (ii) Buyer does not consent to such substitution.

10.     REPRESENTATIONS

        (a) As of each Purchase Date, each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance;
        (ii) it will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal); (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal); (iv) no approval, consent or authorization of the Transactions contemplated by this Agreement from any federal, state, or local regulatory authority having jurisdiction over it is required or, if required, such approval, consent or authorization has been or will, prior to the Purchase Date, be obtained;
        (v) the execution, delivery, and performance of this Agreement and the Transactions hereunder will not violate any law, regulation, order, judgment, decree, ordinance, charter, by-law, or rule applicable to it or its property or constitute a default (or an event which, with notice or lapse of time, or both would constitute a default) under or result in a breach of any agreement or other instrument by which it is bound or by which any of its assets are affected; (vi) it has received approval and authorization to enter into this Agreement and each and every Transaction actually entered into hereunder pursuant to its internal policies and procedures; and (vii) neither this Agreement nor any Transaction pursuant hereto are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any creditor.

        (b) The Seller represents and warrants to the Buyer that as of the Purchase Date for the purchase of any Purchased Mortgage Loans by the Buyer from the Seller and as of the date of this Agreement and any Transaction hereunder and at all times while this Agreement and any Transaction thereunder is in full force and effect:

                (i) ORGANIZATION. The Seller is duly organized, validly existing and in good standing under the laws and regulations of the state of Seller's organization and is duly licensed, qualified, and in good standing in every state where Seller transacts business and in any state where any Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller.

                (ii) NO LITIGATION. There is no action, suit, proceeding, investigation, or in arbitration pending or threatened against the Seller which may result in any material adverse change in the business, operations, financial condition, properties, or assets of the Seller, or which may have an adverse effect on the validity of this Agreement or the Purchased Mortgage Loans Assets or any action taken or to be taken in connection with the obligations of the Seller contemplated herein.

                (iii) NO BROKER. The Seller has not dealt with any broker, investment banker, agent, or other person, except for the Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Mortgage Loans pursuant to this Agreement; provided, that if Seller has dealt with any broker, investment banker, agent, or other person, except for the Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Mortgage Loans pursuant to this Agreement, such commission or compensation shall have been paid in full by Seller.

                (iv) GOOD TITLE TO COLLATERAL. Purchased Mortgage Loans shall be free and clear of any lien, encumbrance or impediment to transfer, and the Seller represents and warrants the foregoing to the Buyer and represents and warrants that it has good, valid and marketable title or right to sell and transfer such Purchased Mortgage Loans to the Buyer.


                (v) DELIVERY OF MORTGAGE FILE. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under this Agreement or the Custodial Agreement for the Mortgage Loans have been delivered to the Custodian. The Seller or its designee is in possession of a complete, true and accurate Mortgage File, except for such documents the originals of which have been delivered to the Custodian, and except for such documents relating to Hospital Loans that are defective or missing, as permitted under Section 7 of this Agreement.

                (vi) SELECTION PROCESS. The Purchased Mortgage Loans were selected from among the outstanding mortgage loans in the Seller's portfolio as to which the representations and warranties set forth in this Agreement could be made and such selection was not made in a manner so as to affect adversely the interests of the Buyer.

                (vii) ADDITIONAL REPRESENTATIONS AND WARRANTIES BY INSURED DEPOSITORY INSTITUTIONS. If Seller is an "insured depository institution" as that term is defined in Section 1813(a) of Title 12 of the United States Code, as amended, Seller makes the following additional representations and warranties:

                (A) This Agreement between Buyer and Seller conforms to all applicable statutory requirements. This Agreement is (1) executed contemporaneously with the agreement reached by Buyer and Seller, (2) approved by a specific corporate or banking association resolution by the Seller's board of directors, which approval shall be reflected in the minutes of said board, and
                (3) continuously, from the time of its execution, an official record of the Seller. A copy of such resolution, certified by a vice president or higher officer of Seller has been provided to Buyer.

                (B) Seller will maintain a copy of this Agreement and each Confirmation in its official books and records and shall make same available for Buyer's inspection and copying on one Business Day's notice.

                (C) The aggregate amount of the Transactions outstanding as of any date between Buyer and Seller shall not exceed any restrictions or limitations imposed by the board of directors of Seller.

        (c) The Seller represents and warrants to the Buyer that each Mortgage Loan sold hereunder and each pool of Mortgage Loans sold in a Transaction hereunder: (i) was underwritten in accordance with the Underwriting Guidelines, and (ii) conforms to the representations and warranties set forth in Exhibit V attached hereto and such additional representations and warranties provided in the Confirmation, if any; and that each Mortgage Loan delivered hereunder as Additional Loans or Substituted Mortgage Loans: (i) was underwritten in accordance with the Underwriting Guidelines, and (ii) conforms to the representations and warranties set forth in Exhibit V hereto and the Confirmation, if any. Buyer may in its sole discretion waive any of the representations and warranties set forth in Exhibit V attached hereto; provided, that such waiver must be set forth in the related Confirmation. It is understood and agreed that the representations and warranties set forth in Exhibit V hereto and the Confirmation, if any, shall survive delivery of the respective Mortgage File to Buyer or its designee (including the Custodian).

        (d) On the Purchase Date for any Transaction, Buyer and Seller shall each be deemed to have made all the foregoing representations with respect to itself as of such Purchase Date.

11.     NEGATIVE COVENANTS OF THE SELLER

        On and as of the date of this Agreement and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, the Seller covenants that it will not:

        (a) take any action which would directly or indirectly impair or adversely affect the Buyer's title to or the value of the Purchased Mortgage Loans;

        (b) pledge, assign, convey, grant, bargain, sell, set over, deliver or otherwise transfer any interest in the Purchased Mortgage Loans to any person not a party to this Agreement nor will the Seller create, incur or permit to exist any lien, encumbrance or security interest in or on the Purchased Mortgage Loans except as described in Section 6 of this Agreement;

        (c) without Buyer's prior consent, Seller and those acting on behalf of Seller shall not amend or modify, or waive any term or condition of, or settle or compromise any claim in respect of, any item of the Purchased Mortgage Loans or any related rights.

12.     AFFIRMATIVE COVENANTS OF THE SELLER

        (a) Seller covenants that it will promptly notify Buyer of any material adverse change in its business operations and/or financial condition, provided, however, that nothing in this Section 12 shall relieve Seller of its obligations pursuant to any other Section of this Agreement.

        (b) Seller shall provide Buyer with copies of such documentation as Buyer may reasonably request evidencing the truthfulness of the representations set forth in Section

        10.

        (c) Seller shall, at Buyer's request, take all action necessary to ensure that Buyer will have a first priority security interest in the Purchased Mortgage Loans, including, among other things, using its best efforts to obtain the Servicer's signature (if the Servicer's signature is necessary) and file such UCC financing statements as Buyer may reasonably request.

        (d) Seller covenants that it will not create, incur or permit to exist any lien, encumbrance or security interest in or on any of the Collateral without the prior express written consent of Buyer.

        (e) Seller shall notify Buyer immediately after obtaining actual knowledge thereof, if any event has occurred that constitutes an Event of Default with respect to Seller or any event that with the giving of notice or lapse of time, or both, would become an Event of Default with respect to Seller.

        (f) Seller warrants and will defend the right, title and interest of Buyer in and to all Collateral against all adverse claims and demands.

        (g) Seller shall repurchase or cause the repurchase of any Mortgage Loan within 180 days of the initial Purchase Date of such Mortgage Loan.

        (h) Seller shall maintain tangible net worth (defined as net worth plus subordinated debt) in an amount not less than $1.25 million.

        (i) Seller shall maintain, during the term of this Agreement, a financing line with ContiFinancial Corporation for an amount not less than $10,000,000, secured by residual classes of securities backed by mortgage loans sold by Seller into securitization pools subsequent to the date hereof

        (j) Seller shall certify in writing to Buyer on a quarterly basis, commencing ninety (90) days from the date hereof, that Seller is in compliance with all of the financial covenants contained in this Agreement and any other agreement or instrument evidencing indebtedness of the Seller for borrowed money in excess of $1,000,000.

13.     EVENTS OF DEFAULT

        (a) If any of the following events (each an "Event of Default") occur, the Seller and Buyer shall have the rights set forth in Section 14, as applicable:

                (i) Seller fails to pay the Repurchase Price in full when due or Buyer fails to deliver the Mortgage Loans against full payment therefor;

                (ii) Seller or Buyer fails to satisfy or perform any material obligation or covenant under this Agreement (including any breach of the obligations set forth in Section 4);

                (iii) an Act of Insolvency occurs with respect to Seller or Buyer;

                (iv) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated;

                (v) Seller or Buyer shall admit its inability to, or its intention not to, perform any of its obligations hereunder;

                (vi) any governmental, regulatory, or self-regulatory authority takes any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of the Seller or any of its Affiliates, including suspension as an issuer, lender or seller/servicer of mortgage loans, which suspension has a material adverse effect on the ordinary business operations of Seller or Seller's Affiliate, and which continues for more than 24 hours;

                (vii) There exists a change in the majority of the board of directors of the Seller or other change which results in a change in control with respect to the Seller, or Seller dissolves, merges or consolidates with another entity unless it is the surviving party, or sells, transfers, or otherwise disposes of a material portion of its business or assets;

                (viii) Buyer, in its respective good faith judgment, has reasonable cause to believe that there has been a material adverse change in the business, operations, organizational structure or financial condition of the Seller or that the Seller will not meet any of its obligations under any Transaction pursuant to this Agreement or any other agreement between the parties, and the Seller fails to provide the Buyer with adequate assurances (including without limitation performance guarantees), within 24 hours of a request therefor, of its ability to perform its obligations;

                (ix) Seller shall fail to pay any of its indebtedness for borrowed money or pay interest or premium thereon when due (whether by scheduled maturity, required payment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other default under any agreement or instrument relating to any such indebtedness shall occur and continue after the applicable grace period, if any, specified in such agreement or instrument; or shall fail to perform any of its obligations with respect to repurchase transactions;

                (x) An Affiliate of Seller is in default under any agreement with Buyer or its Affiliates;

                (xi) A judgment by any competent court in the United States of America for the payment of money in an amount of at least $250,000 is rendered against the Seller, and the same remains undischarged or unpaid for a period of sixty (60) days during which execution of such judgment is not effectively stayed;

                (xii) This Agreement shall for any reason cease to create a valid, first priority security interest in any of the Purchased Mortgage Loans purported to be covered hereby; or

                (xiii) Seller fails to provide quarterly unaudited and annual audited financial statements within 50 and 95 days, respectively, after the date on which such period ends, or fails to deliver in a timely manner such financial or other information as Buyer may from time to time reasonably request.

        (b) In making a determination as to whether an Event of Default has occurred, the Buyer shall be entitled to rely on reports published or broadcast by media sources believed by the Buyer to be generally reliable and on information provided to it by any other sources believed by it to be generally reliable, provided that the Buyer reasonably and in good faith believes such information to be accurate and has taken such steps as may be reasonable in the circumstances to attempt to verify such information.

14.     REMEDIES

        (a) If an Event of Default occurs with respect to the Seller, the following rights and remedies are available to the Buyer:

                (i) At the option of the Buyer, exercised by written notice to the Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall be deemed immediately to occur. Notwithstanding that the Repurchase Date shall be deemed immediately to have occurred upon the exercise or deemed exercise of such option by the Buyer, for purposes of determining the Repurchase Price, the Repurchase Date shall be the date specified in the Confirmation for such Transaction.

                (ii) If the Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section,

                        (A) the Seller's obligations hereunder to repurchase all Purchased Mortgage Loans in such Transactions shall thereupon become immediately due and payable,

                        (B) to the extent permitted by applicable law, the Pricing Rate shall be the Prime Rate plus 2.50%, and

                        (C) all Income actually received by the Buyer pursuant to Section 5 shall be applied to the aggregate unpaid Repurchase Price owed by the Seller.

                (iii) After one Business Day's notice to the Seller (which notice need not be given if an Act of Insolvency shall have occurred, and which may be the notice given under subsection
                (a)(i) of this Section), the Buyer may (A) immediately sell, without notice or demand of any kind, at a public or private sale and at such price or prices as the Buyer may reasonably deem satisfactory any or all Purchased Mortgage Loans subject to a Transaction hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Mortgage Loans, to give the Seller credit for such Purchased Mortgage Loans in an amount equal to the Market Value of the Purchased Mortgage Loans against the aggregate unpaid Repurchase Price and any other amounts owing by the Seller hereunder. The proceeds of any disposition of Purchased Mortgage Loans shall be applied first to the costs and expenses incurred by the Buyer in connection with the Seller's default; second to consequential damages, including but not limited to costs of cover and/or related hedging transactions; third to the Repurchase Price; and fourth to any other outstanding obligation of the Seller to the Buyer or its Affiliates.

                (iv) Buyer or an Affiliate may deliver the Purchased Mortgage Loans which are subject to a Takeout Commitment, or a purchase commitment by another purchaser, to the Takeout Investor or such other purchaser, as the case may be, in exchange for securities or cash, which securities or cash shall then be treated as Purchased Mortgage Loans, and the Seller hereby irrevocably appoints the Buyer to act as its attorney-in-fact and agent to take such action upon the occurrence of an Event of Default as may be necessary to obtain such securities or cash.

                (v) The parties recognize that it may not be possible to purchase or sell all of the Purchased Mortgage Loans on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Mortgage Loans may not be liquid. In view of the nature of the Purchased Mortgage Loans, the parties agree that liquidation of a Transaction or the underlying Purchased Mortgage Loans does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Mortgage Loan and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Mortgage Loan on the occurrence of an Event of Default or to liquidate all Purchased Mortgage Loans in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer. However, in recognition of the parties' agreement that the Transactions hereunder have been entered into in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual relationship and that each Transaction has been entered into in consideration of the other Transactions, the parties further agree that Buyer shall use its best efforts to liquidate all Transactions hereunder upon the occurrence of an Event of Default as quickly as is prudently possible in the reasonable judgment of Buyer.

                (vi) Buyer shall, without regard to the adequacy of the security for the Seller's obligations under this Agreement, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Collateral or any portion thereof, and collect the payments due with respect to the Collateral or any portion thereof. Seller shall pay all costs and expenses incurred by Buyer in connection with the appointment and activities of such receiver.

                (vii) Seller agrees that Buyer may obtain an injunction or an order of specific performance to compel Seller to fulfill its obligations as set forth in Section 25, if Seller fails or refuses to perform its obligations as set forth therein.

                (viii) Seller shall be liable to Buyer for (A) the amount of all expenses, including reasonable legal or other expenses incurred by Buyer in connection with or as a consequence of an Event of Default, and (B) actual damages, including, without limitation, all costs incurred in connection with hedging or covering transactions.

                (ix) Buyer shall have all the rights and remedies provided herein, provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York, to the extent that the Uniform Commercial Code is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller.

                (x) Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a)(i) or
                (iii) of this Section, at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time-to-time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

                (xi) In addition to its rights hereunder, Buyer shall have the right to proceed against any assets of Seller which may be in the possession of Buyer, its Affiliates or their designee (including the Custodian), including the right to liquidate such assets and to set off the proceeds against monies owed by Seller to Buyer pursuant to this Agreement. Buyer may set off cash, the proceeds of the liquidation of the Purchased Mortgage Loans, any Collateral or its proceeds, and all other sums or obligations owed by Buyer or its Affiliates to Seller against all of Seller's obligations to Buyer, whether under this Agreement, under a Transaction, or under any other agreement between the parties, or otherwise, whether or not such obligations are then due, without prejudice to Buyer's right to recover any deficiency. Any cash, proceeds, or property in excess of any amounts due, or which Buyer reasonably believes may become due, to it from Seller shall be returned to Seller after satisfaction of all obligations of Seller to Buyer.

                (xii) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Collateral, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

        (b) If an Event of Default occurs with respect to Buyer, the following rights and remedies are available to the Seller:

                (i) Upon tender by the Seller of payment of the aggregate Repurchase Price for all such Transactions, the Buyer's right, title and interest in all Purchased Mortgage Loans subject to such Transactions shall be deemed transferred to the Seller, and the Buyer shall deliver or cause to be transferred all such Purchased Mortgage Loans to the Seller or its designee at Buyer's expense.

                (ii) If the Seller exercises the option referred to in subsection (b)(i) of this Section and the Buyer fails to deliver or cause to be delivered the Purchased Mortgage Loans to the Seller or its designee, after one Business Day's notice to the Buyer, the Seller may (A) purchase Mortgage Loans or securities ("Replacement Assets") that are as similar as is reasonably practicable in characteristics, outstanding principal amounts (as a pool) and interest rate to any Purchased Mortgage Loans that are not delivered by the Buyer to the Seller or its designee as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Assets, to be deemed to have purchased Replacement Assets at a price therefor on such date, equal to the Market Value of the Purchased Mortgage Loans.

                (iii) The Buyer shall be liable to the Seller (A) with respect to Purchased Mortgage Loans (other than Additional Loans), for any excess of the price paid (or deemed paid) by the Seller for Replacement Assets therefor over the Repurchase Price for such Purchased Mortgage Loans, (B) with respect to Additional Loans, for the price paid (or deemed paid) by the Seller for the Replacement Assets therefor. In addition, the Buyer shall be liable to the Seller for interest on such remaining liability with respect to each such purchase (or deemed purchase) of Replacement Assets from the date of such purchase (or deemed purchase) until paid in full by Buyer. Such interest shall be at the greater of the Pricing Rate or the Prime Rate, and (C) for actual damages, including, without limitation, all costs incurred in connection with hedging or covering transactions.

15.     SINGLE AGREEMENT

        Buyer and Seller acknowledge that, and have entered hereunto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted.

16.     NOTICES AND OTHER COMMUNICATIONS

        Unless another address is specified in writing by the respective party to whom any written notice or other communication is to be given hereunder, all such notices or communications shall be in writing or confirmed in writing and delivered at the respective addresses set forth in the Confirmation. Any notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid, and return receipt requested, (c) sent by express courier delivery service and received by the party to whom it is sent or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing given by means of (a), (b) or (c).

17.     ENTIRE AGREEMENT; SEVERABILITY

        This Agreement together with the applicable Confirmation constitutes the entire understanding between Buyer and Seller with respect to the subject matter it covers and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Mortgage Loans. By acceptance of this Agreement, Buyer and Seller acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

18.     NON-ASSIGNABILITY

        The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party; provided, however, that Nomura may assign its rights and obligations under this Agreement and/or under any Transaction to an Affiliate without the prior written consent of the other party. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any person, other than the parties to this Agreement and their successors hereunder, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

19.     TERMINABILITY

        This Agreement shall be terminated three hundred and sixty four (364) days following the date hereof (the "Termination Date"), and any outstanding Transactions shall become due on such date. This Agreement may be extended beyond the Termination Date, solely at the discretion of Buyer, for an additional period of 364 days, provided however, that Seller provide to Buyer a written request for such extension not later than ninety (90) days prior to the Termination Date. Notwithstanding any such termination or the occurrence of an Event of Default, all of the representations, warranties and covenants hereunder shall continue and survive.

20.     GOVERNING LAW

        THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

21.     CONSENT TO JURISDICTION AND ARBITRATION

        The parties irrevocably agree to submit to the personal jurisdiction of the United States District Court for the Southern District of New York, the parties irrevocably waiving any objection thereto and waive all rights to a trial by jury. If, for any reason, federal jurisdiction is not available, and only if federal jurisdiction is not available, the parties irrevocably agree to submit to the personal jurisdiction of the Supreme Court of the State of New York, the parties irrevocably waiving any objection thereto and waive all rights to a trial by jury. Notwithstanding the foregoing two sentences, at either party's sole option exercisable at any time not later than thirty (30) days after an action or proceeding has been commenced, the parties agree that the matter may be submitted to binding arbitration in accordance with the commercial rules of the American Arbitration Association then in effect in the State of New York and judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof within the City, County and State of New York; provided, however, that the arbitrator shall not amend, supplement, or reform in any regard this Agreement or the terms of any Confirmation, the rights or obligations of any party hereunder or thereunder, or the enforceability of any of the terms hereof or thereof. Any arbitration shall be conducted before a single arbitrator who shall be reasonably familiar with repurchase transactions and the secondary mortgage market in the City, County, and State of New York.

22.     NO WAIVERS, ETC.

        No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure here from shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Any such waiver or modification shall be effective only in the specific instance and for the specific purpose for which it was given.

23.     INTENT

        The parties understand and intend that this Agreement and each Transaction hereunder constitute a "securities contract" as that term is defined in Section 741 of Title II of the United States Code, as amended; provided, however, that if the Seller is an "insured depository institution" as that term is defined in Section 1813(a) of Title 12 of the United States Code, as amended, the parties understand and intend that this Agreement and each Transaction hereunder constitute a "qualified financial contract" as that term is defined in Section 1821 of Title 12 of the United States Code, as amended.

24.     SERVICING

        (a) Seller covenants to maintain or cause the servicing of the Mortgage Loans to be maintained in conformity with accepted servicing practices in the industry and in a manner at least equal in quality to the servicing Seller provides to mortgage loans which it owns. The Servicer (or Seller if acting as Servicer) may retain legal title of the Purchased Mortgage Loans solely for the purpose of servicing or supervising the servicing of such Purchased Mortgage Loans. Any equitable interest in Purchased Mortgage Loans shall remain in the Buyer. All servicing fees and compensation with respect to the servicing of the Mortgage Loans shall be customary, reasonable and consistent with industry practice.


        (b) If the Mortgage Loans are serviced by the Seller, (i) Seller agrees that Buyer is the owner of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Mortgage Loans (the "Servicing Records"), and
        (ii) Seller grants the Buyer a security interest in all servicing fees and rights relating to the Mortgage Loans and all Servicing Records to secure the obligation of the Seller or its designee to service in conformity with this Section and any other obligation of Seller to Buyer. Seller covenants to safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including the Custodian) at Buyer's request.

        (c) If the Mortgage Loans are serviced by a third party servicer (such third party servicer, the "Servicer"), the Seller (i) shall provide a copy of the servicing agreement to Buyer (the "Servicing Agreement"); and (ii) hereby irrevocably assigns to the Buyer and Buyer's successors and assigns all right, title, interest and the benefits of the Servicing Agreements with respect to the Mortgage Loans.

        (d) The Servicer (or Seller if acting as Servicer) shall use of one or more of the following types of accounts, in each case maintained at an institution that is independent of and unaffiliated with Seller, into which all sums collected in respect of Mortgage Loans shall be deposited and maintained: (i) a trust account or accounts maintained for the benefit of Buyer with the trust department of a federally chartered depository institution or trust company acting in its fiduciary capacity or (ii) a trust account or accounts maintained for the benefit of Buyer with the trust department of a state chartered depository institution or trust company acting in its fiduciary capacity and subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR Section 9.10(b), or (iii) an account or accounts (a) maintained with a depository institution the debt obligations of which are rated by Standard & Poor's Ratings Group in one of its two highest rating categories at the time of any deposit therein or (b) the deposits of which are insured by the FDIC, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, Buyer has a claim with respect to the funds in such account or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositor or creditors of the depository institution WITH which such account is maintained.

        (e) Seller shall provide, or shall cause the Servicer to provide, to Buyer each month a monthly remittance report prepared and distributed by Seller if acting as Servicer, or by the Servicer pursuant to the Servicing Agreement, with respect to all Mortgage Loans subject to any Transaction hereunder.

        (f) Seller shall provide to Buyer a letter from the Servicer to the effect that upon the occurrence of an Event of Default, Buyer may terminate the Servicing Agreement and transfer such servicing to its designee, at no cost or expense to Buyer, it being agreed that Seller will pay any and all fees required to terminate the Servicing Agreement and to effectuate the transfer of Servicing to Buyer.

25.     DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

        The parties acknowledge that they have been advised that in the case of Transactions in which one of the parties is an "insured depository institution" as that term is defined in Section 1831(a) of Title 12 of the United States Code, as amended, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

26.     NETTING

        If Buyer and Seller are "financial institutions" as now or hereinafter defined in Section 4402 of Title 12 of the United States Code ("Section 4402") and any rules or regulations promulgated thereunder:

        (a) All amounts to be paid or advanced by one party to or on behalf of the other under this Agreement or any Transaction hereunder shall be deemed to be "payment obligations" and all amounts to be received by or on behalf of one party from the other under this Agreement or any Transaction hereunder shall be deemed to be "payment entitlements" within the meaning of Section 4402, and this Agreement shall be deemed to be a "netting contract" as defined in Section 4402.

        (b) The payment obligations and the payment entitlements of the parties hereto pursuant to this Agreement and any Transaction hereunder shall be netted as follows. In the event that either party (the "Defaulting Party") shall fail to honor any payment obligation under this Agreement or any Transaction hereunder, the other party (the "Nondefaulting Party") shall be entitled to reduce the amount of any payment to be made by the Nondefaulting Party to the Defaulting Party by the amount of the payment obligation that the Defaulting Party failed to honor.

27.     CONDITIONS PRECEDENT TO INITIAL TRANSACTION

        As conditions precedent to the initial Transaction hereunder, Buyer shall have received on or before the day of such Transaction: (i) the Commitment Fee, and (ii) the following, in form and substance satisfactory to the Buyer and duly executed by Seller:

        (a) This Agreement and the Custodial Agreement.

        (b) Evidence that all other actions necessary or, in the sole discretion of Buyer, desirable to perfect and protect the security interests and liens created by Section 6 hereof have been taken, including without limitation duly executed Uniform Commercial Code financing statements on Form UCC-1 with respect to the Collateral.

        (c) A certified copy of the Seller's corporate resolutions approving this Agreement and the Custodial Agreement and transactions contemplated thereunder, and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with this Agreement and the Custodial Agreement.

        (d) A certificate of the Seller's Corporate Secretary or Assistant Secretary certifying the names, true signatures and titles of the Seller's officers duly authorized to initiate Transactions and to sign this Agreement and the Custodial Agreement and the other documents to be delivered thereunder.

        (e) A favorable opinion of the Seller's outside counsel as to such matters as the Buyer may reasonably request.

        (f) The documents set forth in Exhibit III, Exhibit IV and Exhibit VI hereto.

28.     CONFIDENTIALITY

        This Agreement and its terms and contents are proprietary to Buyer and shall be held by Seller in strict confidence and shall not be disclosed to any third party without the consent of Buyer except for (i) disclosure to your attorneys or accountants, provided that such attorneys and accountants likewise agree to be bound by this covenant of confidentiality or (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body.

29.     MISCELLANEOUS

        (a) Time is of the essence under this agreement and all Transactions and all references to a time shall mean New York time in effect on the date of the action unless otherwise expressly stated in this Agreement.

        (b) Buyer shall be authorized to accept orders and take any other action affecting any accounts of the Seller in response to instructions given in writing or orally by telephone or otherwise by any person with apparent authority to act on behalf of the Seller, and the Seller shall indemnify Buyer, defend, and hold Buyer harmless from and against any and all liabilities, losses, damages, costs, and expenses of any nature arising out of or in connection with any action taken by Buyer in response to such instructions received or reasonably believed to have been received from the Seller.

        (c) If there is any conflict between the terms of this Agreement or any Transaction entered into hereunder and the Custodial Agreement, this Agreement shall prevail.

        (d) If there is any conflict between the terms of a Confirmation or a corrected Confirmation issued by the Buyer and this Agreement, the Confirmation shall prevail.

        (e) This Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

        (f) The headings in this Agreement are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have entered into this agreement as of the date set forth above.

                                             BUYER

                                             NOMURA ASSET CAPITAL
                                             CORPORATION


                                             BY: /s/ JAMES K. LIEBLICH

                                             Title:    JAMES K. LIEBLICH
                                                       DIRECTOR

                                             Date:     10/15/97


                                             SELLER

                                             CMG FUNDING CORP.

                                             By: /s/ VICTOR R. CALANDRA

                                             Title:    SENIOR VICE PRESIDENT
                                             Date:     10-14-97

                                    EXHIBITS

EXHIBIT I         Confirmation

EXHIBIT II        Form of Custodial Delivery including the form of Mortgage
                  Loan Schedule

EXHIBIT III       Form of Power of Attorney

EXHIBIT IV        Letter of Instruction to Master Servicer and Servicers

EXHIBIT V         Representations and Warranties for Mortgage Loans

EXHIBIT VI        Assignment of Takeout

                                    EXHIBIT I

                              Form of Confirmation

CMG Funding Corp.
20251 Ventura Boulevard, 2nd Floor
Woodland Hills, California 91364
Attention:

        Confirmation No.:________________________




     Purchase Date:

     Description of the Mortgage Loans to be Purchased:

     Aggregate Principal Amount of Purchased Mortgage Loans:

     Purchase Price:

     Pricing Rate:

     Repurchase Date:

     Repurchase Price:

     Names and addresses for communications:

            Buyer:    Murray Pozmanter
                      Nomura Asset Capital Corporation
                      2 World Financial Center
                      Building B
                      21st Floor
                      New York, New York 10281

            Seller:   CMG Funding Corp.
                      20251 Ventura Boulevard, 2nd Floor
                      Woodland Hills, California 91364

                                   EXHIBIT II


                           Form of Custodial Delivery

On this day    of        19 , CMG Funding Corp. (the "Seller"), as the Seller
under that certain Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of October 15, 1997 (the "Repurchase Agreement") between the Seller and Nomura Asset Capital Corporation (the "Buyer"), does
hereby deliver to          ("Custodian"), as custodian under that certain
Custodial Agreement, dated as of            199_, among Buyer, Seller and
Custodian, the Mortgage Files with respect to the Mortgage Loans to be purchased
by the Buyer on              pursuant to the Repurchase Agreement, which
Mortgage Loans are listed on the Mortgage Loan Schedule attached hereto and which Mortgage Loans shall be subject to the terms of the Custodial Agreement on the date hereof.

With respect to the Mortgage Files delivered hereby, for the purposes of issuing the Trust Receipt, the Custodian shall review the Mortgage Files to ascertain delivery of the documents listed in Annex A attached to the Custodial Agreement. Please review the Mortgage Files in accordance with the standards set forth in the Custodial Agreement and deliver to Buyer a Trust Receipt promptly upon completion of your review.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Custodial Agreement.

IN WITNESS WHEREOF, the Seller has caused its name to be signed hereto by its officer thereunto duly authorized as of the day and year first above written.



                                     CMG FUNDING CORP.

                                     By:
                                     Title:
                                     Name:

                             Mortgage Loan Schedule


                                                                Outstanding
Loan No,   Mortgagor  Note Rate   Note Date    Face Amount    Principal Amount    Maturity
--------   ---------  ---------   ---------    -----------    ----------------    --------



                                                                           # of Days   Last Payment
ARM/Fixed   ARM/Type     Loan Type   Takeout Price    Takeout Investor    On Facility     Date
---------   --------     ---------   -------------    ----------------    -----------     ----


                                   EXHIBIT III

                            Form of Power of Attorney

"Notice: The powers granted by this document are broad and sweeping. They are defined in New York General Obligations Law, Article 5, Title 15, sections 5-1502A through 51503, which expressly permits the use of any other different form of power of attorney desired by the parties concerned.

"Know All Men by These Presents, which are intended to constitute a GENERAL POWER OF ATTORNEY pursuant to Article 5, Title 15 of the New York General Obligations Law: That CMG Funding Corp. ("Seller"), does hereby appoint Nomura Asset Capital Corporation ("Nomura"), its attorney-in-fact to act in Seller's name, place and stead in any way which Seller could do with respect to recording the Mortgages (or Assignments of Mortgage) purchased by Nomura pursuant to a Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans dated as of October 15, 1997 between Seller and Nomura and to take such other steps as may be necessary or desirable to enforce Nomura's rights against such Mortgage Loans, the related Mortgage Files and the Servicing Records to the extent that Seller is permitted by law to act through an agent.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER'S LEGAL REPRESENTATIVES AND ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.


IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed and
the Seller's seal to be affixed this    day of            199_.

                                     CMG FUNDING CORP.
                                     (Seal)
                                     By:
                                     Name:
                                     Title:

                                   EXHIBIT IV

             Letter of Instructions to Master Servicer and Servicers


[Servicer]

Ladies/Gentlemen:

        On             199_, CMG Funding Corp. ("Seller"), sold to Nomura Asset
Capital Corporation ("Buyer") all of Seller's right, title and interest in and to the mortgage loans identified on Appendix A attached to this letter and made a part hereof (the "Mortgage Loans"). Accordingly, Seller hereby unconditionally and irrevocably instructs you to pay to Buyer, pursuant to the terms of our existing servicing arrangements, any and all monies received by you on or after
              199_ which would have been payable from time to time by you to Seller on account of or otherwise in connection with the Mortgage Loans, including without limitation any and all principal, interest, partial prepayments, prepayments in full, penalties, advance payments, or expenses; provided, however, that any such monies representing scheduled payments of
principal of or interest on such Mortgage Loans due prior to            , 199_
shall be paid to Seller.

        All such monies should be paid by you to the order of Buyer in the manner and on the date such monies would have been payable to Seller, as follows:

       Mellon Bank, Pittsburgh
       ABA #043000261 for the account of Nomura Asset Capital Corporation
       Acct: #1092525
       Attn: Murray Pozmanter/re: CMG Funding Corp.

        Seller further instructs you that all rights and powers of Seller under the existing servicing arrangements with respect to the Mortgage Loans have been transferred to Buyer and that Buyer has the sole right as the owner of the Mortgage Loans to direct your actions under such servicing arrangements with respect to the Mortgage Loans and to exercise such rights and powers.

                                Very truly yours,

                                CMG FUNDING CORP.

                                By:
                                Name:
                                Title:

                                    EXHIBIT V

                         Representations and Warranties
                            Regarding Mortgage Loans

        The Seller represents and warrants to the Buyer that, with respect to each Mortgage Loan sold hereunder, as of the related Purchase Date:

        (a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule is complete, true and correct; and Seller acknowledges that Buyer has not verified the accuracy of such information;

        (b) No Fraud. There was no fraud in the origination of the Mortgage
Loan.

        (c) Payments Current. Except with respect to Non-Performing Mortgage Loans and Defaulted Mortgage Loans, all payments required to be made up to the Purchase Date for each Mortgage Loan under the terms of the mortgage note have been made and credited, and no payment required under the Mortgage Loan has been delinquent at any time since the mortgage was originated;

        (d) No Outstanding Charges. Except with respect to Non-Performing Mortgage Loans and Defaulted Mortgage Loans, there are no defaults in complying with the terms of the mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the mortgage note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day which precedes by one month the due date of the first installment of principal and interest;

        (e) Original Terms Unmodified. The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of Buyer and which has been delivered to Buyer or its designee (including the Custodian). The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy (as defined below) and the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy (as defined below) and the title insurer, to the extent required by the policy, and which assumption agreement is included in the

Mortgage File delivered to Buyer or its designee (including the Custodian) and the terms of which are reflected in the Mortgage Loan Schedule;

        (f) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right thereunder, render either the mortgage note or the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

        (g) Insurance Policies in Effect. The fire and casualty insurance policy covering the mortgaged property (1) affords (and will afford) sufficient insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available, as well as insurance against flood hazards if the mortgaged property is an area identified by the Federal Emergency Management Agency as having special flood hazards; (2) is a standard policy of insurance for the locale where the mortgaged property is located, is in full force and effect, and the amount of the insurance is in the amount of the full insurable value of the mortgaged property on a replacement cost basis or the unpaid balance of the Mortgage Loans, whichever is less; (3) names (and will name) the present owner of the mortgaged property as the insured; and (4) contains a standard mortgagee loss payable clause in favor of Seller. The mortgage obligates the mortgagor thereunder to maintain the hazard insurance policy at the mortgagor's cost and expense, and to seek reimbursement therefor from the mortgagor. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of Buyer upon consummation of the transactions contemplated by the Agreement. Seller has not engaged in, and has no knowledge of the mortgagor's or any other party's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either;

        (h) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, and Seller shall maintain in its possession, available for Buyer's inspection, and shall deliver to Buyer upon demand, evidence of compliance with all such requirements;

        (i) No Satisfaction of Mortgage. The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

        (j) Location and Type of Mortgaged Property. The mortgaged property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development and no residence or dwelling is a mobile home or a manufactured dwelling, except as permitted under the Underwriting Guidelines. No portion of the mortgaged property is used for commercial purposes;

        (k) Valid First Lien. The mortgage is a valid, subsisting and enforceable first lien on the mortgaged property, including all buildings on the mortgaged property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the mortgage is subject only to:

                (1) the lien of current real property taxes and assessments not yet due and payable;

                (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal; and

                (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and Seller has full right to pledge, sell, transfer, and assign the same to Buyer or its designee (including the Custodian). The mortgaged property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secured debt or other security instrument creating a lien subordinate to the lien of the mortgage;


        (1) Validity of Mortgage Documents. The mortgage note and the mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof


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
enforceable in accordance with its terms. All parties to the mortgage note and the mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the mortgage note and the mortgage, and the mortgage note and the mortgage have been duly and properly executed by such parties;

        (m) Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the mortgage were paid, and the mortgage is not entitled to any refund of any amounts or due under the mortgage note or mortgage;

        (n) Ownership. Seller is the sole owner of record and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged except as provided in this Agreement, and Seller has good and marketable title thereto, and has full right to pledge, sell, transfer, and assign the Mortgage Loan to Buyer or its designee (including the Custodian) free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

        (o) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the mortgaged property is located, and (2) either (a) organized under the laws of such state, or (b) qualified to do business in such state, or
(c) federal savings and loan associations or national banks having principal offices in such state, or (d) not doing business in such state;

        (p) LTV, PMI Policy. Unless otherwise agreed in writing by Buyer and Seller, no Mortgage Loan has a LTV of more than 90%. The original LTV of the Mortgage Loan either was not more than 80% or the excess over 75% is and will be insured as to payment defaults by a policy of primary mortgage guaranty insurance issued by a generally accepted insurance carrier (a "PMI Policy") until the LTV of such Mortgage Loan is reduced to 80%. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage Loan subject to a PMI Policy obligates the mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith;

        (q) Title Insurance. The Mortgage Loan is covered by either (i) an attorney's opinion of title and abstract of title the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the mortgaged


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
property is located or (ii) an ALTA lender's title insurance policy or other generally acceptable form of insurance policy, issued by a title insurer qualified to do business in the jurisdiction where the mortgaged property is located, insuring Seller, its successors and assigns, as to the first priority lien of the mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (j) above and, with respect to adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the mortgage providing for adjustment to the mortgage interest rate and monthly payment. Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

        (r) No Defaults. Except with respect to Non-Performing Mortgage Loans and Defaulted Mortgage Loans, there is no default, breach, violation or event of acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, other than the failure to make, prior to expiration of the applicable grace period, the monthly payment due immediately prior to the related Purchase Date if such Purchase Date occurs prior to the expiration of such grace period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration;

        (s) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the mortgaged property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage;

        (t) Location of Improvements; No Encroachments. All improvements which were considered in determining the appraised value of the mortgaged property lay wholly within the boundaries and building restriction lines of the mortgaged property and no improvements on adjoining properties encroach upon the mortgaged property. No improvement located on or being part of the mortgaged property is in violation of any applicable zoning law or regulation;

        (u) Origination; Payment Terms. The Mortgage Loan was originated by Seller, a HUD-approved mortgagee, or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or State authority, in accordance with the originator's underwriting standards in effect at the time the Mortgage Loan was originated. The principal balance at origination was no more than $500,000 and no less than $100,000. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. With respect to adjustable rate Mortgage Loans, the mortgage interest rate is adjusted annually on each interest rate adjustment date to equal the index plus the gross margin, rounded up or down to the nearest 1/8%, subject to the mortgage interest rate cap. With respect to fixed rate Mortgage Loans, the mortgage note is payable each month in equal monthly installments of principal and interest. With respect to adjustable rate Mortgage Loans, installments of interest are subject to change due to the adjustments to the mortgage interest rate on each interest rate adjustment date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization;

        (v) Customary Provisions. The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the mortgaged property of the benefits of the security provided thereby, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property at a trustee's sale or the right to foreclose the mortgage;

        (w) Occupancy of the Mortgaged Property. As of the related Purchase Date the mortgaged property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

        (x) No Additional Collateral. The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

        (y) Deeds of Trust. In the event the mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the mortgage, and no fees or expenses are or will become payable by Buyer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the mortgagor;

        (z) Acceptable Investment. Seller has no knowledge of any circumstances or conditions with respect to the mortgage, the mortgaged property, the mortgagor or the mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage

Loan;

        (aa) Purchase of Mortgage Documents. The Mortgage File and any other documents required by Buyer to be delivered for the Mortgage Loan by Seller under this Agreement have been delivered to the Custodian. Seller is in possession of a complete, true and accurate mortgage file except for such documents the originals of which have been delivered to the Buyer or its designee (including the Custodian), and except for such documents relating to Hospital Loans that are defective or missing, as permitted under Section 7 of this Agreement;

        (bb) Condominiums/Planned Unit Developments. If the mortgaged property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets FNMA eligibility requirements for sale to FNMA or is located in a condominium or planned unit development project which has received FNMA project approval and the representations and warranties required by FNMA with respect to such condominium or planned unit development have been made and remain true and correct in all respects;

        (cc) Transfer of Mortgage Loans. The assignment of mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the mortgaged property is located;

        (dd) Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the mortgaged property is sold or transferred without the prior written consent of the mortgagee thereunder;

        (ee) No Buydown Provisions. No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which monthly payments are paid or partially paid with funds deposited in any separate account established by Seller, the mortgagor or anyone on behalf of the mortgagor, or paid by any source other than the mortgagor nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

        (ff) Consolidation of Future Advances. Any future advances made prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy or an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence generally acceptable. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan,

        (gg) Mortgaged Property Undamaged. There is no proceeding pending or threatened for the total or partial condemnation of the mortgaged property. The mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the Mortgage Loan or the use for which the premises were intended;

        (hh) Collection Practices, Escrow Deposits, Interest Rate Adjustments. The origination and collection practices used with respect to the Mortgage Loan have been in all respects in accordance with industry custom and practice, and have been in all respects legal and proper. With respect to escrow deposits and escrow payments, all such payments are in the possession of Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law. If an escrow of funds has been established, it is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or escrow payments or other charges or payments due Seller have been capitalized under the Mortgage or the mortgage note. All mortgage interest rate adjustments have been made in strict compliance with state and federal law and the terms of the related mortgage note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

        (ii) Appraisal. With respect to any Mortgage Loan that has been outstanding for five (5) years or less, the mortgage file contains an appraisal of the related mortgaged property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the originator of the Mortgage Loan, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security thereof, other than as an employee of the lender, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

        (jj) Soldiers' and Sailors' Relief Act. The mortgagor has not notified Seller, and Seller has no knowledge of any relief requested or allowed to the mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940; and

        (kk) Environmental Matters. The mortgaged property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.


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
        (ll) Compliance with Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines.

                                   EXHIBIT VI

                              ASSIGNMENT OF TAKEOUT


        Whereas, CMG Funding Corp. ("Seller") has entered into that Master Repurchase Agreement Governing the Purchases and Sales of Mortgage Loans (the "Agreement") dated as of October 15, 1997 by and between Seller and Nomura Asset Capital Corporation ("Buyer"); and

        Whereas, Seller has granted Buyer a security interest in, among other things, all of Seller's rights, proceeds and income with respect to Takeout Commitments; and

        Whereas, Seller, in order to induce Buyer to purchase Mortgage Loans from Seller pursuant to the Agreement, has agreed to assign all of its rights, proceeds and income as security for its obligations to Buyer under the Agreement;

        Now, Therefore, the parties hereto agree as follows:

1. All terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2. As security for Seller's obligations to Buyer pursuant to the Agreement, Seller assigns all of its right, title and interest in and to all Takeout Commitments set forth on Annex I attached hereto. Seller grants Buyer the right to deliver the Mortgage Loans subject to the Takeout Commitment to the purchaser thereof in exchange for the purchase price set forth in the Takeout Commitment.

3. In order for Buyer to fulfill the delivery requirements pursuant to the Takeout Commitment, any equitable interest which Seller may have in the Mortgage Loans shall transfer to Buyer.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their duly authorized representatives.

NOMURA ASSET CAPITAL CORPORATION             CMG FUNDING CORP.


-------------------------------              -------------------------------
By:                                          By:


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